Exhibit 10.1
AMENDMENT
THIS AMENDMENT (“Amendment”) dated the 20th day of June, 2007, and effective May 28, 2007, (the “Effective Date”) amends the Transportation Agreement dated as of July 31, 2006 (the “Agreement”) between The United States Postal Service (“USPS”) and Federal Express Corporation (“FedEx”).
Preamble
WHEREAS, USPS and FedEx entered into the Agreement in order to provide for the transportation and delivery of the Products (as such term is defined in the Agreement);
WHEREAS, the parties amended the Agreement by means of that certain Amendment dated November 30, 2006. The parties now desire to further amend certain provisions of the Agreement as set out in this Amendment;
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the parties agree as follows:
1. On the Effective Date, the parties delete Exhibit B-1 attached to the Agreement and substitute in its place Exhibit B-1 attached to this Amendment.
2. All capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.
3. Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect and are ratified and confirmed in all respects.
IN WITNESS WHEREOF, the parties have signed this Amendment in duplicate, one for each of the Parties, as of June 20, 2007.

THE UNITED STATES POSTAL SERVICE
By:	/s/ LESLIE A. GRIFFITH
Title:	Air Transportation CMC,
US Postal Service Supply Management

FEDERAL EXPRESS CORPORATION
By:	/s/ PAUL J. HERRON
Title:	VP, Postal Transportation Management

ATTACHMENT 1 TO EXHIBIT B
TRUCKING LOCATIONS
Effective May 28, 2007, the Trucking Locations are as follows:
[  *  ]
The list of Trucking Locations may be amended during the term of the Agreement by mutual agreement of the parties.

*
Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

VIA OVERNIGHT DELIVERY
July 31, 2007
United States Postal Service
475 L’Enfant Plaza S.W.
Room 4900
Washington, D.C. 20260-6210
Attention: Manager, Transportation Portfolio

RE:
Transportation Agreement dated July 31, 2006 (the “Transportation Agreement”)
between the United States Postal Service (the “USPS”) and Federal Express Corporation (“FedEx”)
Schedule Periods of July 2007 and August 2007

Dear Sir or Madam:
If the USPS fails to meet the Minimum Guaranteed Volume for either of the July 2007 or August 2007 Schedule Periods (the deficiency for each Schedule Period referred to as the “Deficiency Amount”), the parties [  *  ].
If the USPS meets or exceeds the Minimum Guaranteed Volume for either or both of the July 2007 or August 2007 Schedule Periods, [  *  ].
By signing this letter, the USPS and FedEx agree to this amendment of the Transportation Agreement. All capitalized terms have the meanings set out in the Transportation Agreement.
Please sign both counterparts of this letter, retain one for the USPS’ records, and return the other fully executed counterpart to:

*
Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Myla Williams
Federal Express Corporation
3620 Hacks Cross Road
Building B, 3rd Floor
Memphis, Tennessee 38125
(901) 434-8362
If you should have any questions, please call Ron Stevens at (901) 434-8954 or Myla Williams at (901) 434-8362. Thank you.
Sincerely,
FEDERAL EXPRESS CORPORATION
/s/ PAUL HERRON
Paul Herron
Vice President
Postal Transportation Management
AGREED TO AND ACCEPTED this 1st day of August, 2007.
THE UNITED STATES POSTAL SERVICE

By:	/s/ LESLIE A. GRIFFITH

Its:	Air Transportation CMC, US Postal Service Supply Management The “USPS”

cc:	Karren Vance